Exhibit 99.1

Joint Filing Agreement

Franklin Square Holdings, L.P., Michael C. Forman, the Forman Family Foundation, Jennifer Rice, David J. Adelman, Darco Capital, LP and Darco Capital GP, LLC hereby agree that, unless differentiated, this Schedule 13D is filed on behalf of each of the parties.

FRANKLIN SQUARE HOLDINGS, L.P.

By:	/s/ Michael C. Forman
Name:	Michael C. Forman
Title:	Chief Executive Officer

By:	/s/ Michael C. Forman
Michael C. Forman

FORMAN FAMILY FOUNDATION

By:	/s/ Michael C. Forman
Name:	Michael C. Forman
Title:	Trustee

By:	/s/ Jennifer Rice
Jennifer Rice

By:	/s/ David J. Adelman
David J. Adelman

DARCO CAPITAL, LP

By:	Darco Capital GP, LLC, its General Partner

By:	/s/ David J. Adelman
Name:	David J. Adelman
Title:	Managing Member

DARCO CAPITAL GP, LLC

By:	/s/ David J. Adelman
Name:	David J. Adelman
Title:	Managing Member